UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 31, 2007
BRADY CORPORATION
(Exact name of registrant as specified in its charter)
Commission File Number 1-14959

Wisconsin (State of Incorporation)	39-0971239 (IRS Employer Identification No.)
6555 West Good Hope Road
Milwaukee, Wisconsin 53223
(Address of Principal Executive Offices and Zip Code)
(414) 358-6600
(Registrant’s Telephone Number)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS
(d) Effective August 31, 2007, the holders of the Class B Common Stock of Brady Corporation (the “Corporation”) elected Patrick W. Allender and Conrad G. Goodkind to the Corporation’s Board of Directors. There was no arrangement or understanding pursuant to which Mr. Allender or Mr. Goodkind was elected director, and no related party transactions exist between the Corporation and Mr. Allender or Mr. Goodkind. Mr. Goodkind is a partner in the law firm of Quarles & Brady LLP, which provides legal services to the Corporation.
     Messrs. Allender and Goodkind have not been appointed to any committees of the Board of Directors at this time. They are eligible to participate in the Corporation’s equity incentive and other benefit plans on a basis similar to other non-employee directors and, as such, each will receive an award of 10,000 stock options on the date which is 14 days after their election.
     Copies of the press releases relating to the election of Messrs. Allender and Goodkind to the Board of Directors are being provided to the Securities and Exchange Commission as Exhibits 99.1 and 99.2 attached herewith and are incorporated herein by reference.
Item 9.01 FINANCIAL STATEMENTS AND EXHIBITS.
(d) Exhibits.
The following are filed as Exhibits to this Report.

Exhibit No.	Description of Exhibit

99.1	Press Release of Brady Corporation, dated September 7, 2007, relating to the election of Patrick W. Allender.

99.2	Press Release of Brady Corporation, dated September 7, 2007, relating to the election of Conrad G. Goodkind.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRADY CORPORATION
Date: September 7, 2007	/s/ David Mathieson
David Mathieson
Senior Vice President & Chief Financial Officer

EXHIBIT INDEX

EXHIBIT
NUMBER	DESCRIPTION

99.1	Press Release of Brady Corporation, dated September 7, 2007, relating to the election of Patrick W. Allender.

99.2	Press Release of Brady Corporation, dated September 7, 2007, relating to the election of Conrad G. Goodkind.